UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934
CELGENE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	22-2711928 (I.R.S. Employer Identification No.)

86 Morris Avenue Summit, New Jersey (Address of principal executive offices)	07901 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Contingent Value Rights	NASDAQ Global Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General instruction A.(c), check the following box. ☑	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-168369
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     The description of the Contingent Value Rights included under the caption “Description of the CVRs” in the Registration Statement on Form S-4 (Registration No. 333-168369), filed by Celgene Corporation (“Celgene”) on July 29, 2010 pursuant to the Securities Act of 1933, as amended, is hereby incorporated by reference. The trustee under the Contingent Value Rights Agreement is American Stock Transfer & Trust Company, LLC. The Contingent Value Rights are unsecured obligations of Celgene, subordinated to an unlimited amount of Celgene’s senior obligations.
Item 2. Exhibits.
4.1	Contingent Value Rights Agreement, dated as of October 15, 2010, by and between Celgene Corporation and American Stock Transfer & Trust Company, LLC, as trustee, which includes the Form of CVR Certificate as Annex A.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CELGENE CORPORATION (Registrant)
By:	/s/ Robert J. Hugin
	Name:	Robert J. Hugin
	Title:	Chief Executive Officer
Date: October 15, 2010

EXHIBIT INDEX

Exhibit No.	Description
4.1	Contingent Value Rights Agreement, dated as of October 15, 2010, by and between Celgene Corporation and American Stock Transfer & Trust Company, LLC, as trustee, which includes the Form of CVR Certificate as Annex A.